UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 20, 2017

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-09370	13-3186327
(Commission File Number)	(IRS Employer Identification No.)

60 E. 42nd Street, 46th Floor

New York, NY 10165

(Address of Principal Executive Offices)  (Zip Code)

(212) 796-4097

(Registrant's Telephone Number, Including Area Code)

__________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On January 20, 2017, Receivable Acquisition & Management Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Meeting”).  The following matters were submitted to a vote of the Company’s shareholders at the Meeting:  (i) the election of five (5) directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; (ii) the ratification of the appointment of PKF O’Connor Davies LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; (iii) approval of an amendment to the Certificate of Incorporation to change the Company’s name; (iv) approval of a reverse stock split and corresponding amendment to the Certificate of Incorporation; (v) advisory approval of named executive officer compensation; and (vi) advisory approval of the frequency of advisory shareholder vote on executive compensation.

At the Meeting, a total of 156,309,913 shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 200,739,432 outstanding shares of Common Stock entitled to vote at the Meeting.  Set forth below is the number of votes cast for: for, against, withheld, abstentions and broker non-votes as to each matter.

1.

Election of a Board of Five Directors.

	Nominee	For	Withheld	Broker Non-Votes

01	Thomas Telegades	151,505,561	1,029	4,803,323

02	Peter Fazio	151,505,561	1,029	4,803,323

03	James Valentino	151,505,561	1,029	4,803,323

04	Wallace Baker	151,505,561	1,029	4,803,323

05	Monir Hoque	151,505,943	647	4,803,323

2.

Ratification of the Appointment of PKF O’Connor Davies LLP as Independent Auditors for the 2016 Fiscal Year.

For	Against	Abstain	Broker Non-Votes

156,298,502	10,954	455	-0-

3.

Approval of Name Change Amendment.

For	Against	Abstain	Broker Non-Votes

156,295,470	12,537	1,904	-0-

4.

Approval of Reverse Stock Split.

For	Against	Abstain	Broker Non-Votes

155,695,194	613,651	1,064	-0-

5.

Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes

150,144,137	8,755	1,353,698	4,803,323

6.

Advisory Vote on Frequency of Vote on Executive Compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

11,825,217	1,730	138,329,372	1,350,271	4,803,323

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2017

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

By:  /s/ Thomas Telegades

Name: Thomas Telegades

Title:   Chief Executive Officer

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